Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.
Ron Santilli
Chief Financial Officer
415-657-5500

Investor Relations
John Mills
Integrated Corporate Relations, Inc.
310-954-1100
john.mills@icrinc.com

Cutera Reports Second Quarter 2010 Results

BRISBANE, Calif., August 2, 2010 -- Cutera, Inc. (NASDAQ: CUTR), a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide, today reported financial results for the second quarter ended June 30, 2010.

Second quarter 2010 revenue was $12.2 million, compared to $11.7 million in the same period last year.  Net loss for the second quarter of 2010 was $3.8 million, or $0.28 per diluted share.

Kevin Connors, President and CEO of Cutera, stated, “We experienced quarterly revenue growth year-over-year for the first time since the second quarter of 2008.  During the second quarter of 2010, our U.S. revenue increased 5% and our international revenue increased 4%, when compared to the second quarter of 2009.  Additionally, we experienced revenue growth in our Products and Upgrade revenue categories.

“During this quarter, we made significant progress in our new product development efforts.  As a result, we plan to introduce a new product before the end of 2010 and we expect to introduce a second new product at the American Academy of Dermatology meeting in February 2011.  We are excited about these two new upcoming product launches that will enhance our product offerings and expand our market reach.”

Mr. Connors added, “We remain focused on key initiatives to increase future revenue levels and leverage our business model, which we expect will result in improved profitability.  While the near-term prospects for our industry are difficult to predict, we believe that our worldwide distribution network, strong balance sheet with approximately $100 million in cash and investments – with no debt – a broad portfolio of products, and various research and development projects underway, offer continuing, long-term opportunities for our company.”

Conference Call:

The conference call to discuss these results is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET) on August 2, 2010. The call will be broadcast live over the Internet hosted at the Investor Relations section of Cutera's website at www.cutera.com, and will be archived online within one hour of its completion through 8:59 p.m. PT (11:59 p.m. ET) on August 16, 2010. In addition, you may call (877) 407-0784 to listen to the live broadcast. Participating in the call will be Kevin Connors, President and Chief Executive Officer, and Ron Santilli, Executive Vice President and Chief Financial Officer.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera's ability to leverage its business model, increase revenue, manage costs and expenses, generate additional cash, increase profitability, develop and commercialize existing and new products and applications, and statements regarding long-term prospects and opportunities are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein.  Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements include the current economic uncertainty, which may reduce consumer demand for its products, cause potential customers to delay their purchase decisions and make it more difficult for some potential customers to obtain credit financing; its ability to increase revenue, manage costs and expenses and improve sales productivity and  performance worldwide; its ability to successfully develop and acquire new products and applications and market them to both its installed base and new customers; the length of the sales cycle process; unforeseen events and circumstances relating to its operations; government regulatory actions; and those other factors described in the section entitled, “Risk Factors,” in its most recent Form 10-Q as filed with the Securities and Exchange Commission on August 2, 2010. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. Cutera's second quarter ended June 30, 2010 financial performance, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	March 31,	December 31,
	2010	2010	2009
Assets
Current assets:
Cash and cash equivalents	$31,697	$22,519	$22,829
Marketable investments	60,317	73,733	76,780
Accounts receivable, net	3,824	3,488	3,327
Inventories	6,955	6,953	6,408
Deferred tax asset	185	178	175
Other current assets and prepaid expenses	3,020	3,190	2,785
Total current assets	105,998	110,061	112,304

Property and equipment, net	708	796	847
Long-term investments	7,115	7,153	7,275
Intangibles, net	733	781	829
Deferred tax asset, net of current portion	97	97	97
Total assets	$114,651	$118,888	$121,352

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,495	$1,898	$1,081
Accrued liabilities	5,922	7,328	9,048
Deferred revenue	5,898	6,270	6,160
Total current liabilities	13,315	15,496	16,289

Deferred rent	1,303	1,398	1,493
Deferred revenue, net of current portion	1,373	1,594	1,968
Income tax liability	732	729	749
Total liabilities	16,723	19,217	20,499

Stockholders’ equity:
Common stock	14	13	13
Additional paid-in capital	88,189	86,150	85,248
Retained earnings	11,475	15,236	17,254
Accumulated other comprehensive loss	(1,750)	(1,728)	(1,662)
Total stockholders’ equity	97,928	99,671	100,853
Total liabilities and stockholders’ equity	$114,651	$118,888	$121,352

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2010	2010	2009

Net revenue	$12,217	$13,749	$11,665
Cost of revenue	5,335	5,829	5,130
Gross profit	6,882	7,920	6,535

Operating expenses:
Sales and marketing	6,452	6,361	6,071
Research and development	1,506	1,454	1,495
General and administrative	2,744	2,242	3,616
Total operating expenses	10,702	10,057	11,182
Loss from operations	(3,820)	(2,137)	(4,647)
Interest and other income, net	141	166	511
Loss before income taxes	(3,679)	(1,971)	(4,136)
Provision (benefit) for income taxes	82	47	(1,772)
Net Loss	$(3,761)	$(2,018)	$(2,364)

Net loss per share:
Basic	$(0.28)	$(0.15)	$(0.18)
Diluted	$(0.28)	$(0.15)	$(0.18)

Weighted-average number of shares used in per share calculations:
Basic	13,501	13,438	13,317
Diluted	13,501	13,438	13,317

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2010	2010	2009
Cash flows from operating activities:
Net loss	$(3,761)	$(2,018)	$(2,364)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,761	828	1,456
Tax benefit from stock-based compensation	-	-	(87)
Depreciation and amortization	199	194	225
Provision for excess and obsolete inventories	109	(23)	130
Provision for doubtful accounts receivable	(2)	(82)	498
Gain on sale of marketable investments, net	23	43	-
Change in deferred tax asset	(7)	(3)	139
Changes in assets and liabilities:
Accounts receivable	(334)	(79)	1,936
Inventories	(111)	(522)	1,014
Other current assets and prepaid expenses	689	252	(1,053)
Accounts payable	(403)	817	(408)
Accrued liabilities	(1,446)	(1,760)	(429)
Deferred rent	(55)	(55)	(55)
Deferred revenue	(593)	(264)	(957)
Income tax liability	3	(20)	(54)
Net cash used in operating activities	(3,928)	(2,692)	(9)

Cash flows from investing activities:
Acquisition of property and equipment	(63)	(95)	(36)
Proceeds from sales of marketable and long-term investments	14,711	14,990	9,774
Proceeds from maturities of marketable investments	5,200	14,125	1,100
Purchase of marketable and long-term investments	(7,021)	(26,712)	(11,342)
Net cash provided by (used in) investing activities	12,827	2,308	(504)

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	279	74	165
Net cash provided by financing activities	279	74	165

Net increase (decrease) in cash and cash equivalents	9,178	(310)	(348)
Cash and cash equivalents at beginning of period	22,519	22,829	35,793
Cash and cash equivalents at end of period	$31,697	$22,519	$35,445

CUTERA, INC.
CONSOLIDATED REVENUE HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended
	June 30,	% of	March 31,	% of	June 30,	% of
	2010	Revenue	2010	Revenue	2009	Revenue

Revenue By Geography:
United States	$4,784	39%	$4,547	33%	$4,551	39%
International	7,433	61%	9,202	67%	7,114	61%
	$12,217		$13,749		$11,665

Revenue By Product Category:
Products (1)	$5,676	46%	$7,445	54%	$5,142	44%
Product upgrades	1,338	11%	1,203	9%	1,201	10%
Service	3,437	28%	3,314	24%	3,397	29%
Titan refills	960	8%	1,322	10%	1,403	12%
Dermal fillers and cosmeceuticals (1)	806	7%	465	3%	522	4%
	$12,217		$13,749		$11,665

(1) Beginning in 2010, we classified revenue from dermal filler and cosmeceuticals product in the revenue category ‘Dermal filler and cosmeceuticals.’ Previously, we classified these sales in the revenue category ‘Products.’ As such, we reclassified the 2009 revenue from ‘Products’ to ‘Dermal filler and cosmeceuticals.’